Exhibit 21

Subsidiaries of ORBCOMM Inc.

Subsidiary	Jurisdiction of Organization	% Owned
ORBCOMM LLC	Delaware	100%
ORBCOMM License Corp.	Delaware	100%
ORBCOMM International Holdings LLC	Delaware	100%
ORBCOMM International Holdings 1 LLC	Delaware	100%
ORBCOMM International Holdings 2 LLC	Delaware	100%
ORBCOMM International Holdings 3 LLC	Delaware	100%
ORBCOMM Africa LLC	Delaware	100%
ORBCOMM AIS LLC	Delaware	100%
ORBCOMM Central America Holdings LLC	Delaware	100%
ORBCOMM China LLC	Delaware	100%
ORBCOMM CIS LLC	Delaware	100%
ORBCOMM Europe LLC	Delaware	50%
ORBCOMM India LLC	Delaware	100%
ORBCOMM Networks, LLC	Delaware	100%
ORBCOMM SENS, LLC	Delaware	100%
ORBCOMM South Africa Gateway Company LLC	Delaware	100%
Ameriscan, Inc.	Delaware	100%
Blue Tree Systems Inc.	Delaware	100%
GlobalTrak, LLC	Delaware	100%
InSync Software, Inc.	Delaware	100%
inthinc LLC	Delaware	100%
MobileNet, LLC	Delaware	100%
SKGTIC Holdings, LLC	Delaware	100%
SkyWave Mobile Communications Corp.	Delaware	100%
SkyWave Mobile Holdings, Corp.	Delaware	100%
SkyWave Mobile LLC	Delaware	100%
StarTrak Information Technologies, LLC	Delaware	100%
StarTrak Logistics Management Solutions, LLC	Delaware	100%
Veriot LLC	Delaware	100%
WAM Solutions, LLC	Delaware	100%
Wilmington Bridge Capital LLC	Delaware	100%
ORBCOMM Albania	Albania	50%
ORBCOMM de Argentina, S.A.	Argentina	100%
ORBCOMM Australia Gateway Company Pty. Limited	Australia	100%
European Datacomm Holding NV	Belgium	1.82%
ORBCOMM Belize Ltd.	Belize	100%
Syndhurst (Proprietary) Limited	Botswana	100%
ORBCOMM COMUNICACOES VIA SATELITE LTDA.	Brazil	100%
ORBCOMM Do Brasil Telecomunicacones Ltda	Brazil	100%
ORBCOMM Canada Inc.	Canada	100%
SkyWave Mobile Communications Inc.	Canada	100%
ORBCOMM Chile SpA	Chile	100%
Leosatellite Services de Colombia, S.A.	Colombia	100%
Leo Satellite Services de Costa Rica S.A.	Costa Rica	100%
ORBCOMM Adriatic d.o.o	Croatia	50%
ORBCOMM de Republica Dominicana, SRL	Dominican Republic	100%
Leosatellite Services de Ecuador, S.A.	Ecuador	100%
ORBCOMM de El Salvador, S.A.	El Salvador	100%
Satcom International Group Plc	England and Wales	100%
Blue Tree Systems SARL	France	100%
Blue Tree Systems GmbH	Germany	100%
ORBCOMM Europe GmbH	Germany	100%
ORBCOMM Guatemala, S.A.	Guatemala	100%
ORBCOMM de Honduras, S.A.	Honduras	100%
SkyWave Mobile Communications (HK) Limited	Hong Kong	100%
ORBCOMM Technologies India Pvt. Ltd.	India	100%
Blue Tree Systems Ltd.	Ireland	100%
OE License Company Ltd.	Ireland	50%
ORBCOMM Technology Ireland Limited	Ireland	100%
ORBCOMM Japan Ltd.	Japan	100%
SAI ORBCOMM Latvia	Latvia	50%
ORBCOMM Macedonia DOOEL Skopje	Macedonia	50%
Reward Technologies SDN. BHD.	Malaysia	100%
MITE Global Communications, S.A. de C.V.	Mexico	35%
ORBC DE MEXICO, S.A. DE C.V	Mexico	100%
ORBCOMM Maghreb	Morocco	23%
ORBCOMM Europe, B.V.	Netherlands	100%
ORBCOMM Europe Holdings, B.V.	Netherlands	100%
ORBCOMM Netherlands B.V.	Netherlands	100%
ORBCOMM Curacao Gateway N.V.	Netherlands Antilles	100%
ORBCOMM New Zealand Limited	New Zealand	100%
ORBCOMM de Nicaragua, S.A.	Nicaragua	100%
ORBCOMM Gulf LLC	Oman	100%
ORBCOMM Panama Incorporated, S.A.	Panama	100%
ORBCOMM Paraguay, S.A.	Paraguay	100%
ORBCOMM Peru, S.A.	Peru	100%
ORBCOMM-GONETS CIS	Russia	50%
ORBCOMM M2M Services Pte. Ltd.	Singapore	100%
ORBCOMM Africa (Proprietary) Limited	South Africa	100%
ORBCOMM South Africa (Proprietary) Limited	South Africa	100%

LEOSAT TELEKOMUNIKASYON HIZMETLER VE UYDU TEKNOLOJILERI SANAYI VE TICARET ANONIM SIRKETI	Turkey	99.9%
ORBCOMM UA Limited Liability Company	Ukraine	100%
Bonimix S.A.	Uruguay	100%

Listed above are certain consolidated directly or indirectly owned ORBCOMM Inc. subsidiaries included in the consolidated financial statements of ORBCOMM Inc. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.